Exhibit (a)(1)(B)

NOTICE OF INTENT TO TENDER

REGARDING

SHARES

OF

AB PRIVATE CREDIT INVESTORS CORPORATION

Tendered Pursuant to the Offer to Purchase Dated March 1, 2024

THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT, AND THIS NOTICE OF INTENT TO TENDER MUST BE RECEIVED BY, 5:00 P.M. EASTERN TIME ON MARCH 29, 2024 (THE “EXPIRATION DATE”), UNLESS THE OFFER IS EXTENDED.

Complete this Notice of Intent to Tender and return or deliver it to your Bernstein advisor.

If you do not have a Bernstein advisor, you may return it to:

1345 Avenue of the Americas, Attn: Private Client, 40th Floor,

New York, New York, 10105; or fax it to (212) 407-5850.

For additional information, call your Bernstein advisor.

You may also direct questions to the main office of Bernstein at (212) 486-5800.

AB Private Credit Investors Corporation

The undersigned hereby tenders to AB Private Credit Investors Corporation, an externally managed, non-diversified, closed-end management investment company that has elected to be regulated as a business development company under the Investment Company Act of 1940, as amended (“AB PCIC” or the “Fund”), shares of the Fund’s common stock, par value $0.01 per shares (the “Shares”), held by the undersigned, described and specified below, on the terms and conditions set out in the Offer to Purchase, dated March 1, 2024 (the “Offer to Purchase”), receipt of which is hereby acknowledged, and in this Notice of Intent to Tender. THE OFFER AND THIS NOTICE OF INTENT TO TENDER ARE SUBJECT TO ALL THE TERMS AND CONDITIONS SET OUT IN THE OFFER TO PURCHASE INCLUDING, BUT NOT LIMITED TO, THE ABSOLUTE RIGHT OF THE FUND OR ITS AGENTS TO REJECT ANY AND ALL TENDERS DETERMINED BY IT, IN ITS SOLE DISCRETION, NOT TO BE IN THE APPROPRIATE FORM.

The undersigned hereby sells to the Fund the Shares tendered pursuant to this Notice of Intent to Tender. The undersigned warrants that it has full authority to sell the Shares tendered hereby and that the Fund will acquire good title to the Shares, free and clear of all liens, charges, encumbrances, conditional sales agreements or other obligations relating to this sale, and not subject to any adverse claim, when and to the extent the Shares are purchased by the Fund. Upon request, the undersigned will execute and deliver any additional documents necessary to complete the sale in accordance with the terms set out in the Offer to Purchase.

The undersigned recognizes that under certain circumstances set out in the Offer to Purchase, the Fund may not be required to purchase the Shares tendered hereby.

Until cash payment has been made, a non-interest bearing, non-transferable promissory note for the purchase price will be held in an account for the undersigned with AllianceBernstein Investor Services, Inc., the Company’s transfer agent and agent designated for this purpose. A copy may be requested by calling your Bernstein advisor and, upon request, will be provided to the undersigned at the email address on record with the Fund, or by mail at the address of the undersigned as maintained in the Fund’s records. Subsequently, cash payment of the purchase price for the Shares tendered by the undersigned will be made as instructed in Part 3 of this Notice of Intent to Tender. The undersigned understands that the purchase price will be based on the unaudited net asset value per Share as of March 31, 2024. All authority conferred or agreed to be conferred in this Notice of Intent to Tender will survive the death or incapacity of the undersigned and the obligation of the undersigned hereunder will be binding on the heirs, personal representatives, successors and assigns of the undersigned. Except as stated in the Offer to Purchase, this tender is irrevocable.

PLEASE FAX, MAIL OR EMAIL THIS NOTICE OF INTENT TO TENDER TO YOUR BERNSTEIN ADVISOR NO LATER THAN 5:00 P.M. EASTERN TIME ON THE EXPIRATION DATE. IF YOU DO NOT HAVE A BERNSTEIN ADVISOR, THIS NOTICE OF INTENT TO TENDER MUST BE RECEIVED IN GOOD ORDER, NO LATER THAN 5:00 P.M. EASTERN TIME ON THE EXPIRATION DATE, BY THE COMPANY’S TRANSFER AGENT, ALLIANCEBERNSTEIN INVESTOR SERVICES, INC., AT THE FOLLOWING ADDRESS: ALLIANCEBERNSTEIN L.P., 1345 AVENUE OF THE AMERICAS, ATTN: PRIVATE CLIENT, 40TH FLOOR, NEW YORK, N.Y. 10105; OR BY FAX TO (212) 407-5850. FOR ADDITIONAL INFORMATION CONTACT YOUR BERNSTEIN ADVISOR OR BERNSTEIN’S MAIN OFFICE AT (212) 486-5800.

PART 1 Stockholder Information:

Name of Stockholder: (account name)

Account Number:

PART 2 Shares Being Tendered: (specify one)

☐	All of the undersigned’s Shares.

Effect on Remaining Capital Commitment: By electing this option, stockholders that entered into a Capital Commitment (as defined in the Offer to Purchase) on or before March 1, 2021 will be released from such Capital Commitment and, if all Shares are accepted, will no longer be stockholders in the Fund.

Dividend Reinvestment Plan Election: If a stockholder has not opted in to the Dividend Reinvestment Plan, no action is necessary.

For stockholders that entered into a Capital Commitment on or before March 1, 2021, by virtue of delivery of this Notice of Intent to Tender, the election to tender all of the undersigned’s Shares shall be deemed an instruction to the Fund to notify State Street Bank and Trust Company (the administrator of the Fund’s Dividend Reinvestment Plan) of a change of election to have all dividends of the Fund paid in cash to the stockholder beginning with dividends payable on or after March 31, 2024.

For stockholders that have made Capital Commitments after March 1, 2021, the delivery of this Notice of Intent to Tender and tender of all of the undersigned’s Shares shall not be deemed an instruction to the Fund to notify State Street Bank and Trust Company of a change of election under the Fund’s dividend reinvestment plan, unless this box is checked to opt out of the Fund’s dividend reinvestment plan: ☐

☐	A portion of the undersigned’s Shares expressed as the following percentage of current shareholdings: %.

Effect on Remaining Capital Commitment:

Stockholders that entered into a Capital Commitment (as defined in the Offer to Purchase) on or before March 1, 2021 will be released from such Capital Commitment unless they elect to keep their Capital Commitment in effect by selecting an option below:

☐	Maintain such Capital Commitment.

☐	Release from such Capital Commitment (Default election if no election is made).

☐	The following number of Shares:

Effect on Remaining Capital Commitment:

Stockholders that entered into a Capital Commitment (as defined in the Offer to Purchase) on or before March 1, 2021 will be released from such Capital Commitment unless they elect to keep their Capital Commitment in effect by selecting an option below:

☐	Maintain such Capital Commitment.

☐	Release from such Capital Commitment (Default election if no election is made).

PART 3 Payment:

If you want to request that 100% of the cash payment of the note be sent to a single destination, please check one option below and provide the relevant information:

☐	Journal to Bernstein Account Number:

☐	Check Payable to:

Mailing Address:

☐	Wire or ACH Transfer (circle one)

Destination Bank:

ABA Routing Number or BIC/SWIFT:

Mailing Address:

Recipient Institution:

Account Number:

Recipient/For Credit to: (Account Title)

Account Number: (if applicable)

Alternatively, if you want to request that cash payment of the note be divided among two or more destinations, please provide the relevant instructions in this section, specifying amounts and percentages as needed:

PART 4 Signature(s)

By signing below, you acknowledge that you have received and reviewed the Offer to Purchase and that the Fund will execute your tender request as detailed in Parts 1-3 unless a Notice of Withdrawal is properly submitted prior to the Expiration Date outlined in the Offer to Purchase.

Print Signatory Name and Title (if any)	Signature	Date
Print Signatory Name and Title (if more than one)	Signature	Date
Print Signatory Name and Title (if more than one)	Signature	Date

W-9 Request for Taxpayer ffl«Form to th. Rl!V.ociob»2om Identification Number and Certification requester. do nut Department tft ibaTraaSiry &6fld tO the IRS. Interm Rwvue Sorriw Go to L^w.jre.@ov7FOTrrW9 lor instructions and the latest inlormatlon. Nitim far. shown on your incqmn tax return). Nnmo is. required on this line; do not leave ttiin line Mank. Susoess wm/dteregardwi entity name, if tfifie*wH from abero Ghuc«; iip^ropnaile box for ted cm I lax ciasnifaurtiori of the person whose name is entered on Inc 1. Cficck. <xify one of the 4 Ex&fipliOi& apply Prtfy Id & flowing sewn boxes-. swipn on tn ins, not sno EL _ nslrodionsofl pw$|; o I~1 lixividuab’stfe proprietor or LJ C Corporation LJ S CwporatKHi Ej Partnership _J Trusfeslato . w singtc-member LLC Exempt payee cotfe M any J Jp !g R Limited liability company. Enter the tax claasif icalien (C-C corpora? kxi, S’S corporation, P- Partnership! o S Note: Check the appro# iaia box in ihe liie above tar the lax class ilicabcirt ol ifra aingte-memMbex owner Do n&i check Exernpissn from FATCA report ng w LLC if the LLC is classified as a single-member LLC that is dir.rcq;ird(hd Srom the owner unless the owner of the LLC is *E another LLC that is not disregarded from the owner for U.S. federal tew purposes. Otherwise, a single-member LLC that 1 dr,y is disregarded frenn 1he owner shou d check the appropriate bbx Tor the tax classif caticn of Hs owner. S |~ Other .jr.™ iiT.lriK:! ..nri!;i * ftiMtatowiwjhnirtntfBeAJiiitfSj 5 Address (number, street and apt. w sixe no.) Sea instructions. Requester’s name and address (opBonaO i to 8 City, MMA. artd ZIP aids T Ld wocum numbeUsI hqr* topiionj[l Taxpayer Identification Number (TIN) Enter your UN ip the appropriate box. The TIN provided must match the name given on line 1 Io avod Social security number backup wnhbolding. For individual*, this 13 generally your social security number ($$N). However, for a I I resident aliEn, see proprietor, or disregarded entity, seethe tnsmictibns for Part I. later. For other - - entiiies. it is your ompiijyex iderilitrcation number (EiiN). 11 ^ou do runt havea nurnber, seo wthv io ^er a 111 7IN. later. tn- Note, if the account I* m more than one name, see the Instructions for fcne 1. Also see tVhet Meme end Employer identifitmian numbw Number To Give the Requester for guidelines on whose number Io enter. Certification Under penalties ot perjury, I certify that: The number shown on thrsforrn ia my correct taxpayer identification number (cr I am waiting lor a number to be issued to me|; and 2,1 am not subject to backup withnoldmg because: i.a) I aim exempt Irom backup wtlhhofding, or ih) I have no1 been notified by the Internal Revenue Service (IRS} that I am subject to backup withholding as a result of a failure lo report all interest or dividends, or I’cj 1he IPS has notified me tha1 I am no longer subjecl to backup wriiuiokJing: and i am a U.S. citizen Or other U.S. person (defined below?: and J. The FATCA codecs) entered on this- lorm pl anyi indicating that I am exempt from FATCA reporting is correct. Certification Instructions. You must cross out item 2 above if you nave been notified by the IRS that you are cunently subject to backup withholding because ydu have failed io report all interest and dividends On your lax return. For real estate transactions, item 2 does not apply. For mortgage inlerest paid, acquisriion or abandonment ci secured properly. canceiiahon of debt, contributions to an IneWduai retirement arrangement jiftAj, and generally, payments other than interest and dividends, vou are riot required to sgn the certification, but you musl ptbvdB your coned TIN. See lire instructions for Part II. later. Sit|rl Siljrtuturt if Here U.S. PWKOT General Instructions Seclion references are 1o 1he Internal Revenue Cede unless otherwise noted. Future developments. Foriho latest information about developments related to Form W-S and its instruct ions. Such as legislation enacted alter 1tiay were published, go to ivtvw.irs.gav/FtwmH/9. Purpose of Form An individual or entity (Fonn W-U nqpntai) who is neguined to tfe an Information return with the I US must QtHam ytxir rnirmcl taxpayer identification number (TIN) which may be your social security number (SSN), individual fazpayer idomiicaflion number 0TIN), adoption taxpayer identification number (AT1N), or employer identification rvumbei [ElNj. (0 report on an information return the amount paid to you. Or Othe amount reportable on an nformation return. Examples of information returns include, but are not limited to, the Icffowirsg. * Fenn 1099-INT (interest earned or paid) Dale Form 1099-DIV [dividends, including those from stocks or mutual fund SI Form 1030 -MISC (various types of income, prizes, awards, or gross proceeds} Form 1099-8 (slock or mutual itinti sales and certain piner transactions by brokers) Form 1099-S (proceeds from real estate transactions) Form 1M9-K (merchant card and third party nedwork transactions) Farm lose (home mortgage interest), i<J95-E [stuctent loan interest), 1093-T (tuition) Fc<m togg-c (canceled debt} Form iggg-A (acquisition or abandonment of secured property] Um Form W-9 only ii you are U.S. person (including a resident alienl, to provide your correct TIN. If you do not return Form W’-y to trie requester wjffi a TIN. you might be sub,vet to backup withholding. See What is backup withholding.

Mr. By signing the filed-Out form, you: Certify that the T1N you are giving is correct (nr you are waiting lor a number to be issued). Certify that you are not subject to backup withholding, or Claim exemption from backup withholding if you are a U.S. exempt payee. II .applicable. you are also certifying that as a U.S- person, your allocable share of any partnership income from a U.S. trade or business is not subject to the withholding tax on foreign partners’ shore of effectively connected income, and Certify that FATCA codefsi entered on this form (if any) indicating that you are exempt from the FATCA reporting, is correct. See What is fatca reporting. later, for further information, Note; H you are a U.S. person and a requester gives you a term other than Form W-9 to request your TIN, you must use the requester s form if it is substantially similar to this Form W-9. Definition of a U.S, person. For federal tax purposes, you are considered a U-S, person if you are: An individual who is a U.S. citizen or U.S- resident alien: A partnership, corporation, company, ex association created or organised In the United States or under the laws of the United Stales: An estate (other than a texeign estate): or A domestic trusl (as defined in Regulations section 301.7701-?). Specia l rules for partnerships. Partnerships that conduct a trade or business in the United Slates are generally required to pay a. withholding tax under section 1446 on any foreign partners’ share of effectively connected taxable income irom such business. Further, in certain cases where a. Form W-9 has not been received, the rules under section 1446 require a partnership to presume that a partner is a foreign person, and pay the section 1446 withholding tax. Therefore, ii you are a U.S. person that is a partner in a partnership conducting a trade or business in the United Slades, provide Form w-9 to the partnership to establish your U.S. status and avoid section 1446 withholding on your share ol partnership income. In the cases below, the folowing person must give Form W-9 to the partnership tor purposes of establishing its U-S. status and avoiding withholding on its allocable share of net income from the partnership conducting a trade or business In the United Slates. in the case of a disregarded entity w«1h a U.S, owner, the U.S. owner of the disregarded entity and not the entity; In 1 he case of a grantor irust with a U S- grantor or other U,S. owner, generally, the U.S. grantor or other U.S. owner of the grantor trust and not the trusl: and In the case of a U.S. trust (other than a grantor fruslL the U.S. trust (other than a grantor trust) and not the beneficiaries of the trust. Foreign person. If you are a foreign person or the U.S. branch of a foreign bank that has elected to be treated as a U.S. person, do not use Form w-g. instead, use ihe appropriate Form w-8 or Form 8233 (see Pub. SIS. Withholding ol Tax on Nonresident Aliens and Foreign Entities |. Nonresident alien who becomes a resident alien. Generally, only a nonresident alien individual may use the terms of a tax treaty to reduce or eliminate U.S. tax on certain types ol income. However, most tax treaties contain a provision known as a “saving clause.” Exceptions specified in the saving clause may permit an exemption from tax to continue for certain types of income aven after Ihe payee has otherwise become a U.S- resident alien for tax purposes. If you are a U S- resident alien who rs relying on an exception contained in Ihe saving clausa o1 a tax treaty io claim an exemption from U.S. tax on certain types of income, you must attach a statement to Form W-9 that specifies Ihe tollowing five items. The treaty country. Generally. this must ba the same treaty under which you clamed exemption from tax as a nonresident alien. The treaty article addressing the income. The article number (or location) in the tax treaty that contains the saving clause and its exceptions, The type and amount of income that qualifies for the exemption from tax. Sufficient facts to justify the exemption from tax under the terms ol the treaty article. Example. Article 20 of the U.S.-China income tax treaty allows an exemption irom lax for scholarship income received by a Chinese student temporarily present in the United States. Under U.S. law, this student will become a resident alien tor tax purposes if his or her stay in 1he United States exceeds S calendar years. However, paragraph 2 of the first Protocol to the U.S.-China treaty (dated April 30,1904) allows the provisions ot Article 20 to continue to apply even after the Chinese student becomes a resident afien of the United States. A Chinese student who qualifies lor Ibis exception (unde* paragraph 2d the test protocol) andi is relying on this exception to claim an exemption Irom tax on his or her scholarship or te*owship income would attach to Form W-g a statement trial includes the information described above to support that exemption. II you are a nonresident alien or a foreign entity, give the requester the appropriate completed Form W-9 or Form 6233. Backup Withholding What is backup withholding? Persons making certain payments to you must under certain conditions withhold and pay to the IRS 24% of such payments. Tbs Is called “backup withholding.” Payments 1 hat may be subject to backup withholding include interest, tax-exempt interest, dividends, broker and barter exchange transactions. rents, royalties, nonemployee pay, payments made in settlement of payment card and third party network transactions, and certain payments from- fishing boat operators. Real estate transactions are not subject 10 backup withholding. You will not be subject to backup withholding on payments you receive if you give the requester your correct TIN, make the proper certifications, and report all your taxable interest and dividends on your tax return. Payments you receive will be subject to backup withholding if: You do not lumish your TIN to the requester, You do not certify your TIN when reqtxred [see the instructions tor Part II for delays), The IRS tells the requester that you furnished an i ncorrect TIN, The IRS tells you that you are subject to backup withholding because you did not report all your interest and dividends on your tax return (for reportable interest and dividends only), or You do not certify to the requester that you are not subject to backup withholding under 4 above (for reportable interest and dividend accounts opened alter 1983 only). Certain payees and payments are exempt irom backup withholding. See Exempt payee code, later, and the separate Instructions for 1 he Requester Of Form W-9 for more information. Also see Special rufes for partnerships, earlier. What is FATCA Reporting? The Foreign Account Tax Compkance Act (FATCA) requires a participating foreign financial institution to report all United! States account holders that are specified United Slates persons. Certain payees are exempt from FATCA reporting. See Exemption from FATCA reporting code, later, and Ihe Instructions for the Requester ol Form W-9 for more information. Updating Your Information You must provide updated information to any person to whom you clamed to be an exempt payee if you are no longer an exempt payee and anticipate receiving reportable payments in the future from this person, F&r example, you may need to provide updated information ii you are a. C corporation that elects to be an S corporation, or if you no tonger are tax exempt In addition, you must furnish a new Form W-9 it the name or TIN changes for the account; for example, if the grantor of a grantor trust dies. Penalties Failure to furnish TIN, if you fail to furnish your correct TIN to a requester, you are subject to a penalty of $50 for each such fail ure unless your failure is due to reasonable cause and not to willful neglect. Civil penalty for false information with respect to withholding. If you make a false statement with no reasonable basis that results in no backup withholding, you are subject to a SSOO penally.

Criminal penatty for fat&ifying information. Willfully falsifying cerftiical»ons or affirmations may su&iett you to criminal penatl*® including fines and/or imprison ment. Misuse of TIN’S. 11 the requester discloses or uses TINs in violation of federal law, the requester may be subject to Civil and criminal penalties. Specific Instructions Line 1 You hxjsi enter one of the following on Uiis line; do not leave Lhis brw Mank. The name should maicn me n.ime on your tax return, If mis Form w-9 is tar a joint account joiner man an acwu.ii maintained by a foreign, financial institution (FFItj, list first, and then cirole, the name of the person Or entity whose number you entered in Pan I of Form W-fl. If you are providing Form VFd to an FFl Io document a joint account, eacn holder of (he account that is a U.S. person must provide a Form W-{1. individual. Generally, enter t he name shown on your tax return, if you have changed your last name without informing the Social Security Administration (SSaj of the name change, emer yow first name, m* last name 3* shown on your social security cam. and your new Iasi name. Note: itin applicant: Enter your Individual name as it was entered on your Form W-7 apclication. fine ta. This should also be the same as the name you entered on the Form KMV104QA/1 tMfiEZ you fried withyOur appfication. Sole proprietor or single-member LLC- Enter your individual name as shown on your 1 C-1 01 Of OA/104QEZ on line 1. You may enter your business, trade, or -doing business as” IOSaj name on line 2. Partnership, LLC then is not a single-member LLC, C corporation, tn £ corporation. Enter the entity’s name as sttown on the enfily’S tax return Oh line 1 and any business, trade, Or DBA name on line 2. Other entities. Enter ytw name as shown on required U.S. federal tax documents on line 1. This name should match the name shown on toe charter Or other legal document dealing the entity. You may enter any business, Uade, or DBA name on line 2. Disregarded entity. For U.S- federal tax purposes, an enlxly that is disregarded as an entity separate from its owner is Heated as a ‘ cicregardcd entity.” See Regulations section 3Qi J7D1 -2tcX2KHfi. Enter the owner’s name on line 1. The name of the entity entered on line 1, should never be a disregarded entity. Pie name On IM 1 should be the nama shown on the mconw tax return on which the income should be reported. For example. if a foreign LLC 1 halt is treated as a disregarded entity for U.S. federal tax purposes has a single owner that is a U.S. person. 1he U.S. owner’s name is required to be provided on line 1. If the deed owner of the entity is also a disregarded entity, enter 1he firsl owner that is not disregarded kir federal tax purposes. Enter 1he disregarded entity’s name on line 2,’ Business name/disregarded entity name.” if th* owner ot the disregarded entity is a foreign person, toe owner must complete an appropriate Form W-S instead of a Form W-2- This is Uh case- even if ths foreign person has a U.S. TIN. Line 2 11 you have a business name. trade name. DBA name, or disregarded polity name, you may enter it on line 2. Line 3 Check the appropriate box on line 3 for 1he U.S. federal tax classification of the person whose name is enlered on line 1. Check only one box on line 3. IF the entity/person on line 1 is then check the box for..., Bjfl).. . Corporation Corporation Individual Individual/EcHe proprietor nr single- Sole peoprietorship, or menber LLC Single-member limitad liability company (LLC) owned by an individual and disregarded for U.S. federal lax pyuposat, ‘ LLC treated as a partnership for Limited I ability company and enter U.S. federal tax purposes, the appropriate tax classification. LLC that has filed Form B832 Or (P= Partnership; C= G corporation; 25531o be 1axed as a corporation. or S= S corporation) or LLC lhat s dsregartfed as an entity separate from its owner but the owner is another LLC that is ncH disregarded lor U.S. federal tax purposes. PartnerSh^j Partnership Trusl/est ate Trust/esiate Line 4, Exemptions If you are exempt from backup withholding and/or FATCA reporting, enter in 11” e appropriate space on line 4 any codefsj that may apply to you. Exempt payee code. Generally, individuals (including sole proprietors) are not exempt from backup withholding, Except as provided below, corporations are exempt from backup wttNioidtog for certain paymenis, inclutfing interest and dhridands. Corporations are not exempt Iram backup withholding for payments made in selllement of payment card or third parly network frensaclions. Corporations are not exempt from backup wilhmlding wiin respect 1p attorneys’ fees or gross proceeds paid Io attorneys, and corporations that provide medical o* health ore services are not axarnpl with reaped to payments reportable an Form ltKH-MISC- The following codes Identify payees that are exempt trqm backup wIhholding. Enter the appropriate code in the space in line 4. —An organization exempt Inom lax under section 501 (ek any IRA. or a custodial account under suction 403(b)f7) if the account satisfies the requirements of section 1Ci1|1j|2) 2—The Uniled Slates or any of its agencies or instrumentalities J—Aslalp, 1be District of Columbia, a U.3. commonwealth or possession, or any of their political subdivisions or instrumentalities —A foreign government or any of its political subdivisions, agencies, or inslrumuniaiiiies — A corporation A dealer in securities or commodities required to register in toe United States, toe tsstrid ol Columbia, or a U.S. connenwHlUi or possession A futures commission merchant registered wilh the Commodity Futures Tiding Commission A real estate investmenl trust An entity registered at all times during the tax year under lhe Investment Company Act of 1940 A common trust fund operated by a bank under section 584(a) ti — A. financial inslilution 12-A middleman known in the investment community as a nomnee or custodian 13 — A trust exempt from tax under section 664 or described in section 4947

The following chart shows types of payments lhal may be exempt from ba*up withhoklrig- The atari applies to me exampl payees Itatad above, 1 through 13. IF the payment is for- THEN the payment is exempl for... IniereSt and dividend payments All exempt payees except far 7 Broker transactions Exempt payees 1 through 4 and 6 through 11 and all C corporations S corporalions must not enter an exempt payee code because they are exempt only for sales of nonccvered securities acquired prior to 5U1J. Barter exchange transactions and Exempl payees 1 through 4 patronage dlvkiinds Ptymsnts cw $s:itl esquired io be Generally, exempt payees reported and dTBCt sales over t through S! $5,000’ Payments made in settlement of Exempl payees 1 through 4 payment card or third party network transactions See Form 1099-MISC, Miscellaneous Income, and its instructions. However, the following payments made to a corporation and reportable on Form 1Q99“MISG are no”, exempl from: backup withholding: medical and health care payments, attorneys’ fees, gross proceeds paid to an attorney reportable under section 5045(1), and payments for services paid by a federal executive agency. Exemption from FATCA reporting code. The following codes identify payees mat are exempt from reporting under FATCA. These codes apply 1o persons submrtling this form few accounts maintained outside of lhe United States by certain foreign financial institutions. Therefore, if you ere only submrtling this. form for an account you hold in lhe Uniled States, you may leave this field blank. Consult with the person requesting this lorm if you arc uncertain if the financial institution is subject to these requirements. A requester may indicate that a code is not required by providing you with a Form W-9 with ‘‘Not Applicable” (or any similar indication) wntien or printed on the line for a FATCA exemption code. A—An organization exempt from: tax under section 501(a) or any incirviduaJ retirement plan as defined in seclion 7701 (a|<37) B—The United States or any of its agencies or instrumentalities C — A state, the District of Columbia, a U.S. commonwealth or possession, or any of their political subdivisions or instrumentalities D - A corporation the stock of which is regularly traded on one or more estatAghed securities markets. as described Regulations section 1.1472-1 fcMIXii E — A corporation that is a member of the same expanded affiliated group as a corporation described in Regulations section 1.1472-l(c)[1)fi) F—A dea ler in securities, commodities, or derivative financial instruments (indudi ng notional principal contracts, futures, forwards, and options) that is registered as such under the laws of the United States or any stale G—A real estale investment trust H-A regulated investment company as defined in section 851 or an entity registered m ail times during lhe lax year under the investment Company Act of 1940 A common trust fund as defined in section 5^*1 |aj J—A bank as defined in section 531 K—A broker L—A irust exempt from tax under section 664 or described in section 4947(aX1j M“ A tax exempt trust under a section 40CMb) plan or section 457(g) plan Note; You may wish to consult with the financial institution requesting this form to determine whether the FATCA code andi’or exempt payee code should be completed. Line 5 Enter your address (number, street, and apartment or suite number}. This is where the requester of this Form W-9 will mail your information returns. If this address differs from t he one the requester already has on file. write NEW al the top. If a new address is provided, there is still a char.ce the old address will be used un14 the payor changes your address in Iheir records. Line 6 Enter /our city, state, and Zip cod*. Part I. Taxpayer Identification Number (TIN) Enter your TIN in lhe appropriate box. If you are a resident alien and you do not have and are not eligible io got an SSN. your TIN is you* IRS individual taxpayer idemrficalion number (TTIN). Enter it mi the social security number box. If you do not have an ITIN. see How to gef a 7W below. If you are a sole proprietor and you have an EIN, you may enter either yourSSNor EIN. If you are a single-member LLC that is disregarded as an entity separate from its owner, enter the owner’s SSN (or EIN. if the owner has one}- Do not enter the disregarded entity’s EiN. if lhe LLC Is classified as a corporation cc partnership, enter the entity’s EIN. Note: See VVriaJ Name and Number To Gve fhe Requester, later, for further clarification of name and TIN combinations. How to get a TIN. II you do not have a TIN. apply lor one immediately. To apply to* an SSN. gel Form SS-5. Application for a Socd Security Card, from your local SSA office or get Ihis form onl ine at www.SSA.gov. You may also get this form by calling 1-SOO-772-1213. Use Form W-7, Application for IRS Individual Taxpayer Identification Number, to apply for an ITIN, or Form SS-4, Application for Employer Identification Number, to apply for an EiN. You can apply few an EIN online by access ng the IRS website at www.Jrs.gavZBusinesses and clicking on Employer identilecalion Number (EINJ under Starting a Business. Goto wwwjzs.gov/Fomrs to view, download, or print Form W-7 and/or Form SS-4. Or. you can go to www.jvs.gov/OricferFbrms to place an order and have Form w-7 and/or SS-4 marled to you within io business days. If you are asked to complete Form W-9 but do not have a TIN. apply for a TIN and write “Applied For” in the space far the TIN, sign and date the form, and give it to the requester. For interest and dividend payments, and certain payments made with respect to readily Iradabte instruments, generally you will have 60 days to get a Tin and give it to the requester before you are subject to backup withholding on payments. Th* eo-day nJe docs not apply to other typos of payments. You will be subject Ip backup withholding on all such payments until you provide your TIN fa lhe requester. Note: E ntering “Applied For” means that you have already applied for a TIN or that you intend to apply for one soon. Caution; A disregarded U.S. entity that has a foreign owner must use the appropriate Form W-S. Part II, Certification To establish to t he withholding agent that you are a U.S. person, or resident alien, sign Form W-9. You may be requested to sign by the withholding agent even if item 1, 4. or 5 below indicates otherwise. For a joint account, only the person whose TIN is shown in Part I should sign (when required}. In the cas* of a disregarded entity, the person identified on line 1 must sign. Exempt payees, see Exenrplpflyee code, earlier. Signature requirements. Complete the certification as indicated in items 11hrough 5 below.

Interest, dividend, and barter exchange accounts opened before 1984 and broker account® considered active during 1983. You must give your correct TIN. but you do not have to sign the cenificalion. Interest, dividend, broker, and barter exchange accounts opened after 1983 and broker accounts considered Inactive during 1963. You must sign the certification or backup withholding will apply. If you are subf&d to backup wrihholding and you are merely providing your correct TIN to the requester, you must cross out: item 2 in the certification before signing the form. Real estate transactions. You must Sign the certification. You may cross out item 2 of the certriicaiton. Other payments. You musl give your coirect TIN, but you do not have to sign the certification unless you have been notified that you have previously given an incorrect TIN. “Other payments” include payments made in the course of the requester’s trade or business lex rents, royalties, goods (other than bills for merchandise), medical and health care services (including payments to corporations), payments to a ncnemployee lor services, payments made in settlement of payment card and third party network transactions, payments to certain fishing boat crew members and fishermen, and gross proceeds paid to attorneys findud ing payments to corporations). Mortgage interest paid by you, acquisition or abandonment of secured property, canceltotfon of debt, qualified tuition program payments (under section 529), ABLE accounts (under section 529A), IRA, Coverdell ESA, Archer MSA or HSA contributions or distributions, and pension distributions. You must give your ccrrect TIN, but you do not have to sign the certification. What Name and Number To Give the Requester For this type of account Give n^me and s$N of: IndrwduaJ The m dividual Two ex more individuals (joint The actual owner ol 1he account or. if account} other than an account combined lixids, the first, ndividua On maintained by an FF1 lhe account1 Two w mere U.S. persons Each hotter cl the account ijn.’it account mamtained by an FFi> 4 Custodial account of a irmor The irmar3 (Uniform Gift to Minors Act) a. Th® usual revocaW savings tnusl The grantor-trustiM? (grantor is also trustee) &. So-caiied mist account mai «s net titr actual owner1 a lng.il or valid trusl under state law g. Sole proprietorship or disregarded The entity owned by an individual Grantor trust (ring under Optional The grantor” Form 1099 Filing Method 1 jaee Ragutiihons section 1 ,«71 -4(bXitf) (All For this type of account Give name and EIN of: Disregarded entity not owned by an Thu owner indrridUfll $ A valid bust, estate, or pension irust Legal entity1 10 Corporate^ o< LLC electing The corporation corporate status On Form 8832 Or Form 2553 Association, dub, re’igious, The organization chantable, educational, or other lax- nxnrrpt organisation. PartrtertNp Or ffiuHi-member LLC The pnrtnixsh p A broker or registered nominee The broke* or nominee For this type of account: Give name and EIN of:. Account with the Department or The public entity Agriculture in me name oi a puttifc entity jsuch ns a stale or jgcnl government, school cSsinct. or prison;, that receives, agncbflurai program payments Grantor trust 1ikng under the Fomi The trust ic.m Fihng Method <x the Optional Form 1099 Fring Method 2 {see Regulations secton i.67i-4(b]SX’XBI) I 1 List Nst and circle the name of 1he person whose number you furnish. tf only one person on a joint account has an SSN, that person’s number must be furnished. p Circle the minor’s name and furnish the minor’s SSN. You must show your individual name and you may also enter your business or DBA name on me “Busmess riame-’disregartfed entity” name line. You may use erther your SSN or ElN (if you have one), but the 1RS encourages you to use your SSN . List first and circle the name of the trust estate, or pension trust. |Do not furnish the Tin oi the personal representative or trustee unless fhe legal entity itself is not designaled in the account title.) Also see Speosf rotes far partrwsityps. eartier. *Note: The grantor also must provide a Form W-9 to trustee of trust. Note: 11 no name is circled when more than one name is fisted, the number witI be considered to be trial of the first name listed, Secure Your Tax Records From Identity Theft Identity theft occurs when someone uses your personal information such as your name, SSN. or other identifying information, without your permission, to commit fraud or other crimes. An identity thief may use your SSN to get a job or may file a tax return using your SSN to receive a refund. To reduce your risk: Protect your SSN. Ensure your employer is protecting your SSN. and Be careful when choosing a tax preparer. II your tax records are affected by identity theft and you receive a notice from the IRS, respond right away to the name and phone number printed on the IRS notice or letter. If your tax records are not currently affected by identity Iheti but you think you are at risk due tn a lost or stolen purse or wallet questionable credit card activity or credit report, conlad the IRS Identity Theft Holifoe at 1 -800-908-4490 or submit Form 14039. For more information, see Pub. 5027, Identity Theft Information for Taxpayers. Vietins of identity theft who are experiencing economic harm or a systemic problem, dr are seeking help in resolving tax problems thal have not been resolved through normal channels, may be eligible for Taxpayer Advocate Service (TAS) assistance. You can reach TAS by calling the TAS toll-free case intake one al 1-877-777-477S or TT¥fl’DO 1 -800-829 -4059. Protect yourself from suspicious emails or phishing schemes. Phishing is lhe creation and use of email and websites designed lo mimic legitimate business emails and websites. The most common act is sending an email to a user falsely claiming to be an established legitimate enterprise In an attempt to scam the user mto surrendering private information that will be used for identity theft.

The IRS doss not initials contacts with taxpayers via emails. Also, the |R$ dem not request pcrsc<’ai detailed mformatlcn through email er ask taxpayers for ths PIN numbers, passwords, or similar secret access iniormaliort tor their credit oaxd. bonk, or other financial accounts. if you receive an unseated email claiming to be from ths IHS, forward this message torJWsh^geus.gov, You may also report misuM pl thelRA name, logo, or other IR$ properly to the Treasury inspector Gsneral lor Tax Administration (tigta) at l-B00-365-44a4. You can forward suspicious emaifs to the Federal Trade Commission at SpamBuce. pox or report tbem at ivww. ftc.gov/comp^’nt. You can contact the FTC at W 377’ltJFHEFT (877-438.43301. If you hHve been tha victim of identity 1heft, see tvww. IdenlityTheit. gov and ft*. M27. Visit www.irs.gov/ldentityTheft to (earn more about identity theft and howi to reduce yoix risk, Privacy Act Notice Section 6109 OF lhe Internal Revenue Gode requires you Io provide your correct Tin to persons (including federal agencies) who are required 1o file information ralums with lhe IRS to report interest, dividends, or certain other income paid io you; mortgage inlero&i you paid; Ito acquisition or abandonment oi secured property; the cancellation of debl; or contributions you made to an IRA, Archer MSA, or HSA. The person collecting this form uses the Information on the form to fie information returns with the IRS, reporting 1he above information. Routine usee of ifiis information include givmg it 1q lhe Department of Justice for civil and criminal litigation and to cities, states, the District of Columbia, and U.S. commonw&anhs and possessions lor use in admirustering their laws. The ^formation algo may be disclosed toother Countries under a treaty, to federal and slate agencies to enforce civil and criminal raws, or to federal law enforcement and intelligence agencies to combat terrorism. You must provide your TIN whether or not you are required to file a tax return. Under section 344)6. payers must generally vrithhd’d a percentage of taxable interest, dividend, and certain other payments to a payee who does not give a TIN 1o the payer. Certain penalties may also apply for providing false or fraudulent information.